                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Rule 14a-12

                                  ETHAN ALLEN INTERIORS INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

                                  ETHAN ALLEN INTERIORS INC.
      -----------------------------------------------------------------------
                    (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
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/ /        Fee paid previously with preliminary materials.

/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which
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           (1)  Amount Previously Paid:
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                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                           ETHAN ALLEN INTERIORS INC.
                               ETHAN ALLEN DRIVE
                           DANBURY, CONNECTICUT 06811

                                                          October 7, 2002

       Dear Shareholder:

           You are cordially invited to attend the 2002 Annual Meeting of Shareholders of Ethan Allen Interiors Inc. This meeting will be held at the Ethan Allen International Corporate Headquarters, Ethan Allen Drive, Danbury, Connecticut 06811 at 9:00 A.M. local time, on Thursday, November 21, 2002.

           You will find information about the meeting in the enclosed Notice and Proxy Statement.

           Your vote is very important and we hope you will be able to attend the meeting. To ensure your representation at the meeting, even if you anticipate attending in person, we urge you to mark, sign, date and return the enclosed proxy card. If you attend, you will, of course, be entitled to vote in person.

       Sincerely,

       /s/ M. Farooq Kathwari

       M. Farooq Kathwari
       Chairman of the Board,
       Chief Executive Officer and
       President

                           ETHAN ALLEN INTERIORS INC.
                               ETHAN ALLEN DRIVE
                           DANBURY, CONNECTICUT 06811
                 NOTICE OF 2002 ANNUAL MEETING OF SHAREHOLDERS

       TO THE SHAREHOLDERS OF
       ETHAN ALLEN INTERIORS INC.

           The annual meeting of the shareholders of Ethan Allen
       Interiors Inc. will be held at the Ethan Allen International Corporate Headquarters on Thursday, November 21, 2002 at
       9:00 A.M., local time, for the purpose of considering and acting upon the following:

            1. The election of directors;

            2. Ratification of the appointment of KPMG LLP as independent auditors for the 2003 fiscal year;

            3. Approval of the Incentive Performance Bonus provisions of the New Employment Agreement effective as of July 1, 2002 for Mr. M. Farooq Kathwari--Chairman of the Board, Chief Executive Officer and President; and

            4. Such other business as may properly come before the
               meeting.

           The Board of Directors has fixed September 24, 2002 as the record date for determining shareholders entitled to notice of and to vote at the meeting. Shareholders are requested to mark, sign, date and return the enclosed proxy card. An envelope is provided requiring no postage for mailing in the United States. Your prompt response will be appreciated.

                                          Pamela A. Banks-Neill
                                          Secretary

       October 7, 2002
       Ethan Allen Interiors Inc.
       Ethan Allen Drive
       Danbury, Connecticut 06811

                           ETHAN ALLEN INTERIORS INC.
                               ETHAN ALLEN DRIVE
                           DANBURY, CONNECTICUT 06811
                                PROXY STATEMENT

    The Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board of Directors") of Ethan Allen Interiors Inc., a Delaware corporation (the "Company"), of proxies for use at the 2002 Annual Meeting of Shareholders of the Company to be held on November 21, 2002 and any adjournment thereof (the "Annual Meeting"). The Proxy Statement and accompanying form of proxy are first being mailed to shareholders on or about October 7, 2002.

                   VOTING SECURITIES; PROXIES; REQUIRED VOTE

VOTING SECURITIES

    The Board of Directors has fixed the close of business on September 24, 2002 as the record date (the "Record Date") for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, the Company had outstanding 37,767,667 shares of common stock, par value $.01 per share (the "Common Stock"). The holders of Common Stock are entitled to notice of and to vote at the Annual Meeting. Holders of Common Stock are entitled to one vote per share.

PROXIES

    M. Farooq Kathwari, Horace G. McDonell and Edward H. Meyer, the persons named as proxies on the proxy card accompanying this Proxy Statement, were selected by the Board of Directors of the Company to serve in such capacity. Each properly executed and returned proxy will be voted in accordance with the directions indicated thereon, or if no direction is indicated, such proxy will be voted in accordance with the recommendations of the Board of Directors contained in this Proxy Statement. Each shareholder giving a proxy has the power to revoke it at any time before the shares it represents are voted. Revocation of a proxy is effective upon receipt by the Secretary of the Company of either
(i) an instrument revoking the proxy or (ii) a duly executed proxy bearing a later date. Additionally, a shareholder may change or revoke a previously executed proxy by voting in person at the Annual Meeting.

REQUIRED VOTE

    The holders of at least one third of the outstanding shares of Common Stock represented in person or by proxy will constitute a quorum at the Annual Meeting. At the Annual Meeting, the vote of a majority in interest of the shareholders present in person or by proxy and entitled to vote thereon is required to elect directors, ratify the appointment of KPMG LLP as the independent auditors of the Company's consolidated financial statements for the fiscal year ending June 30, 2003 and approve the Incentive Performance Bonus provisions of the New Employment Agreement for Mr. Kathwari.

    The election inspectors appointed for the meeting will tabulate the votes cast in person or by proxy at the Annual Meeting and will determine whether or not a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

    The Board of Directors is presently composed of seven members. The Amended and Restated Certificate of Incorporation of the Company divides the Board of Directors into three classes, as nearly equal in size as possible, with one class of directors elected each year for a three-year term. The term of the directors in one class, which is composed of two directors, expires as of the Annual Meeting.

    Two directors, M. Farooq Kathwari and Horace G. McDonell are nominated for election at the Annual Meeting, to terms as directors for three years. If for any reason any nominee becomes unable or unwilling to serve at the time of the meeting, the persons named in the enclosed proxy card will have discretionary authority to vote for a substitute nominee. It is not anticipated that any of the nominees will be unavailable for election.

    The following sets forth information as to the nominees for election at the Annual Meeting and each director continuing in office, including his or her age, present principal occupation, other business experience during the last five years, directorships in other publicly held companies, membership on committees of the Board of Directors and period of service as a director of the Company.

NOMINEES FOR ELECTION AT THIS MEETING TO A TERM EXPIRING IN 2005

    M. FAROOQ KATHWARI, 58, was elected as a director of Ethan Allen in 1981, was appointed President and Chief Operating Officer in 1985 and was appointed to the additional position of Chairman and Chief Executive Officer of the Company and Ethan Allen Inc. in September 1988. In 1973, Mr. Kathwari formed a joint venture company called KEA International Inc. with Ethan Allen to develop home furnishings product programs such as lighting, floor coverings, decorative accessories and other related programs. In 1980, KEA International Inc. merged with Ethan Allen and Mr. Kathwari joined Ethan Allen as a Vice President responsible for merchandising and international operations. He was promoted to Senior Vice President in 1981, to Executive Vice President in 1983, and to President in 1985. From 1968 to 1973 he was Vice President of Rothschild, Inc. Mr. Kathwari is a director of Hon Industries, Inc. as well as several non-profit organizations, including the American Furniture Manufacturer's Association and the National Retail Federation.

    HORACE G. MCDONELL, 73, was elected as a director of the Company on May 30, 1991. He retired as Chairman and Chief Executive Officer of the Perkin-Elmer Corporation in November 1990. Mr. McDonell served in a number of marketing and executive positions in that company. He was elected President in 1980, Chief Executive Officer in 1984, and Chairman in 1985. He is a past Chairman of the American Electronics Association and a past director of Danbury Health Systems, Hubbell Incorporated, Silicon Valley Group Incorporated and ETEC Incorporated. He is Chairman of the Audit Committee and a member of the Nominations/Corporate Governance Committee.

DIRECTORS WHOSE PRESENT TERM WILL CONTINUE UNTIL 2003

    WILLIAM W. SPRAGUE, 44, was initially elected as a director of the Company on June 30, 1989. In February 1996, Mr. Sprague founded Crest Communications Holdings, LLC, a private advisory and investment firm focusing on the media and telecommunications industries. Prior to that, he was a Managing Director of Smith Barney Inc. Prior to April 1989, Mr. Sprague was a Vice President of Kidder, Peabody & Co., Incorporated, which he joined in September 1984. He is a member of the Audit Committee.

    FRANK G. WISNER, 64, was elected as a director of the Company on July 23, 2001. He is Vice Chairman, External Affairs, of American International Group ("AIG"), the leading United States-based international insurance organization. Mr. Wisner is also on the board of directors of EDG Resources. Prior to joining AIG, he was the United States Ambassador to India from July 1994 through
July 1997. He retired from the United States Government with the rank of Career Ambassador, the highest grade in the Foreign Service. Mr. Wisner joined the State Department as a Foreign Service Officer in 1961 and served in a variety of overseas and Washington positions during his 36-year career. Among his other positions, Mr. Wisner served successively as United States Ambassador to Zambia, Egypt and the Philippines. Before being named United States Ambassador to India, his most recent assignment was as Under Secretary of Defense for Policy. Prior to that he was Under Secretary of State for International Security Affairs. He is the Chairman of the Nominations/Corporate Governance Committee.

DIRECTORS WHOSE PRESENT TERM WILL CONTINUE UNTIL 2004

    CLINTON A. CLARK, 60, was elected as a director of the Company on June 30, 1989. He was Chairman, President and Chief Executive Officer of Long John Silver's Restaurants, Inc. from 1990 through September 30, 1993. He is the President and sole stockholder of CAC Investments, Inc., a private investment company, which he founded in January 1986. Prior to founding CAC
Investments, Inc., Mr. Clark was President and Chief Executive Officer of The Children's Place, a retail chain selling children's apparel, which he founded in 1968. Mr. Clark is also an investor and director of several private companies. He is a member of the Audit Committee and the Compensation Committee.

    KRISTIN GAMBLE, 57, was elected as a director of the Company on July 28, 1992. Since 1984, she has been President of Flood, Gamble Associates, Inc., which is an investment counseling firm. Ms. Gamble was Senior Vice President responsible for equity strategy and economic research with Manufacturers Hanover Trust Company from 1981 to 1984 and prior to that held various management positions with Manufacturers Hanover (1977-1981), Foley, Warendorf & Co., a brokerage firm (1976-1977), Rothschild, Inc. (1971-1976) and Merrill, Lynch, Pierce, Fenner & Smith (1968-1971). Since May 10, 1995, she has served as a member of the Board of Trustees of Federal Realty Investment Trust. She is a member of the Audit Committee and the Compensation Committee.

    EDWARD H. MEYER, 75, was elected as a director of the Company on May 30, 1991. He is President, Chairman of the Board, and Chief Executive Officer of Grey Global Group Inc. Mr. Meyer joined Grey Worldwide in 1956 and in 1964 was appointed Executive Vice President for Account Services. He was elected President in 1968 and Chief Executive Officer and Chairman of Grey Worldwide in 1970. Grey Global Group Inc. performs advertising services for Ethan Allen. See "Certain Transactions". Mr. Meyer is a Director of a number of outside business and financial organizations, including Harman International Industries, Inc. He is Chairman of the Compensation Committee and a member of the Nominations/ Corporate Governance Committee.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES FOR DIRECTORS NAMED ABOVE, WHICH IS DESIGNATED AS PROPOSAL NO. 1 ON THE ENCLOSED PROXY CARD.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

    During fiscal year 2002, there were four regularly scheduled meetings of the Board of Directors. Average attendance at the aggregate number of Board of Directors and committee meetings was 94% in fiscal year 2002 and no director attended fewer than 94% of the aggregate number of meetings of the Board of Directors and committees on which he or she served.

    Prior to fiscal year 2002, the Board of Directors had established two standing committees, the Audit Committee and the Compensation Committee, and has recently established a Nominations/Corporate Governance Committee. Committee memberships of each nominee and continuing director are set forth in their biographical information above.

AUDIT COMMITTEE

    The Audit Committee recommends the appointment of a firm of independent public accountants to audit the Company's financial statements and reviews and approves the scope, purpose and type of audit services to be performed by the external auditors. The Audit Committee also reviews the scope and findings of the Company's internal auditors. In accordance with SEC regulations, the Audit Committee has approved an Audit Committee Charter, describing the activities of the Audit Committee. No member of the Audit Committee may be an employee of the Company or of Ethan Allen Inc.

            REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

    The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the system of internal control. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

    The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on conformity of those audited financial statements with accounting principles generally accepted in the United States of America, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under auditing standards generally accepted in the United States of America and the Codification of Statements on Auditing Standards AU
380. In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Company.

    The Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Committee met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's system of internal control and the overall quality of the Company's financial reporting. The Committee held six meetings during fiscal year 2002, which included, but were not limited to, the review of the quarterly 10-Q filings and annual 10-K filing.

    In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended June 30, 2002 for filing with the Securities and Exchange Commission. The Committee has also recommended, subject to Board of Directors and shareholder approval, the selection of the Company's independent auditors.

                          HORACE G. McDONELL, CHAIRMAN
                                CLINTON A. CLARK
                                 KRISTIN GAMBLE
                               WILLIAM W. SPRAGUE

COMPENSATION COMMITTEE

    The duties of the Compensation Committee are to (i) review and make determinations with regard to the employment arrangements, and compensation for the Chief Executive Officer, President and Chief Financial Officer or Treasurer and (ii) consider and accept, modify or reject the Chief Executive Officer's recommendations as to incentive compensation for executives and employees. No member of the Compensation Committee may be an employee of the Company or of Ethan Allen Inc. The Compensation Committee held twelve meetings, ten of which were telephonic, in fiscal year 2002.

NOMINATIONS/CORPORATE GOVERNANCE COMMITTEE

    The duties of the Nominations/Corporate Governance Committee are to
(i) nominate individuals to serve on the Board of Directors and (ii) review and monitor the Company's corporate governance policies, including the Company's trading policy for its directors and executive officers. The Nominations/Corporate Governance Committee will not consider nominees recommended by the stockholders of the Company. No member of the Nominations/Corporate Governance Committee may be an employee of the Company or of Ethan Allen Inc. The Nominations/Corporate Governance Committee has held an organizational meeting, but has not otherwise transacted any business at this time.

DIRECTOR COMPENSATION

    For fiscal year 2002, all independent directors (meaning directors who are not executives or employees of the Company or associated with any "interested person" as referred to in Article Fifth of the Amended and Restated Certificate of Incorporation) received $8,000 per annum and $2,500 per meeting of the Board of Directors. Each Chairman of a committee who is an independent director received an additional $6,000 per annum. Each independent director received $1,000 for each committee meeting of the Board of Directors held on a date on which a meeting of the Board of Directors was not held. In addition, independent directors are eligible for awards of options and stock appreciation rights under the Company's 1992 Stock Option Plan. Pursuant to such plan 2,000 options were awarded in fiscal year 2002 to each independent director.

    For fiscal year 2003, all independent directors will receive $16,000 per annum and $2,500 per meeting of the Board of Directors if attended in person ($500 per meeting if attended by telephone). Each Chairman of a committee who is an independent director will receive an additional $6,000 per annum. Each independent director will receive $1,000 for each committee meeting of the Board of Directors if attended in person ($500 per meeting if attended by telephone) held on a date on which a meeting of the Board of Directors is not held. In addition, independent directors will be eligible for awards of options and stock appreciation rights under the Company's 1992 Stock Option Plan.

CERTAIN TRANSACTIONS

    Kristin Gamble and Edward Meyer served as members of the Compensation Committee of the Board of Directors of the Company for fiscal year 2002. Clinton Clark, Kristin Gamble, Horace G. McDonell and William W. Sprague served as members of the Audit Committee of the Board of Directors of the Company for fiscal year 2002. Mr. Meyer is Chairman and President of Grey Global
Group Inc., which received a fee of approximately $1,094,000 for the performance of advertising services for Ethan Allen in fiscal year 2002.

    The Company is party to indemnification agreements with each of the members of the Board of Directors pursuant to which the Company has agreed to indemnify and hold harmless each director from liabilities incurred as a result of such director's status as a director of the Company, subject to certain limitations.

EXECUTIVE OFFICERS

    Set forth below is a description of the business experience of each executive officer, other than Mr. Kathwari, of the Company;

    SANDRA LAMENZA, 54, has served as Vice President and General Manager, Retail Division since April 1999. She is responsible for the supervision of the Company operated retail stores. Ms. Lamenza started in the training department of the Company in 1988 and has held various marketing positions.

    CRAIG W. STOUT, 52, has served as Vice President, Design and Product Development since August 1995. He is responsible for the design and development of products sold by the Company. Mr. Stout joined the Company in 1972 and has held various marketing, merchandising and product development positions.

    EDWARD TEPLITZ, 41, has served as Chief Financial Officer since
August 2002. He is responsible for all financial aspects of the Company.
Mr. Teplitz joined the Company as Vice President, Finance in 2001 and prior to that was an Ethan Allen licensee in Pittsburgh, Pennsylvania and Cleveland, Ohio. Prior to that Mr. Teplitz worked in the corporate finance department of E.F. Hutton & Company and FLIC (USA), Inc. Mr. Teplitz holds an MBA in Finance from Columbia Business School and a B.S. in Accounting from Wharton School of Finance.

    LENORA W. KIRKLEY, 45, has served as Vice President, Advertising and Corporate Communications since February 1993. She is responsible for the Advertising Department of the Company. Ms. Kirkley joined the Company as Retail Advertising Manager in May 1988. Prior to joining the Company, she held various account management positions with Grey Worldwide Inc., and Doyle Dane
Bernbach, Inc., New York Advertising Agencies.

SECURITY OWNERSHIP OF COMMON STOCK OF CERTAIN OWNERS AND MANAGEMENT

    The following table sets forth, as of June 30, 2002, except as otherwise noted, information with respect to beneficial ownership of the Common Stock on a fully-diluted basis in respect of (i) each director and executive officer of the Company named in the table below under "Executive Compensation--Summary Compensation Table", (ii) all directors and executive officers of the Company as a group and (iii) based on information available to the Company and a review of statements filed with the SEC pursuant to Section 13(d) and 13(g) of the Securities Act of 1934, as amended (the "Exchange Act"), each person or entity that beneficially owned (directly or together with affiliates) more than 5% of the Common Stock. The Company believes that each individual or entity named has sole investment and voting power with respect to shares of Common Stock indicated as beneficially owned by them, except as otherwise noted.

NAME AND ADDRESS OF                                            SHARES                COMMON STOCK
BENEFICIAL OWNER                                        BENEFICIALLY OWNED(1)   PERCENTAGE OWNERSHIP(1)
-------------------                                     ---------------------   -----------------------
DIRECTORS AND EXECUTIVE OFFICERS:
Mr. Farooq Kathwari(2)................................        4,616,413                  11.06%
Edward H. Meyer(3)....................................           75,860                      *
Horace G. McDonell(4).................................           59,000                      *
Kristin Gamble(5).....................................           38,800                      *
Lenora W. Kirkley(6)..................................           28,462                      *
Craig W. Stout(7).....................................           23,581                      *
William W. Sprague(8).................................           21,674                      *
Sandra Lamenza(9).....................................           20,497                      *
Clinton A. Clark(10)..................................           16,500                      *
Edward Teplitz (11)...................................            7,000                      *
Frank G. Wisner(12)...................................            2,000                      *
All executive officers and directors as a
  group(2)(3)(4)(5)(6)(7)(8)(9)(10)(11)(12)...........        5,032,250                  12.06%

OTHER PRINCIPAL STOCKHOLDERS:
Ruane, Cunniff & Co., Inc.(13)........................        5,852,654                  14.03%
Baron Capital Group, Inc.(14).........................        3,424,100                   8.21%

------------------------

*   Indicates beneficial ownership of less than 1% of shares of Common Stock.

(1) Information presented herein reflects share ownership on a fully-diluted basis and assumes the outstanding options granted under the 1992 Stock Option Plan are exercised, whether or not currently vested, earned or exercisable.

(2) Includes (a) 1,692,928 shares owned directly by Mr. Kathwari; (b) options to purchase 2,475,050 shares of Common Stock; (c) 235,954 shares issued upon the exercise of stock options, which are included in Mr. Kathwari's direct holdings, but as to which delivery of the shares has been deferred;
    (d) 4,431 shares held directly by Mr. Kathwari in the Ethan Allen Retirement Savings Plan; (e) 152,686 shares owned by the Irfan Kathwari Foundation, of which Mr. Kathwari disclaims beneficial ownership; and (f) 55,364 shares owned by immediate family members, of which Mr. Kathwari disclaims beneficial ownership. Mr. Kathwari's address is Ethan Allen Drive, Danbury, Connecticut 06811.

(3) Includes (a) 39,860 shares owned directly by Mr. Meyer and (b) options to purchase 36,000 shares of Common Stock. Mr. Meyer's address is Ethan Allen Drive, Danbury, Connecticut 06811.

(4) Includes (a) 23,000 shares owned directly by Mr. McDonell and (b) options to purchase 36,000 shares of Common Stock. Mr. McDonell's address is Ethan Allen Drive, Danbury, Connecticut 06811.

(5) Includes (a) 10,300 shares owned directly by Ms. Gamble and (b) options to purchase 28,500 shares of Common Stock. Ms. Gamble's address is Ethan Allen Drive, Danbury, Connecticut 06811.

(6) Includes (a) options to purchase 28,300 shares of Common Stock and (b) 162 shares held directly by Ms. Kirkley in the Ethan Allen Retirement Savings Plan. Ms. Kirkley's address is Ethan Allen Drive, Danbury, Connecticut 06811.

(7) Includes (a) options to purchase 23,050 shares of Common Stock and (b) 531 shares held directly by Mr. Stout in the Ethan Allen Retirement Savings Plan. Mr. Stout's address is Ethan Allen Drive, Danbury Connecticut 06811.

(8) Includes (a) 18,674 shares owned directly by Mr. Sprague and (b) options to purchase 3,000 shares of Common Stock. Mr. Sprague's address is Ethan Allen Drive, Danbury, Connecticut 06811.

(9) Includes (a) 583 shares owned directly by Ms. Lamenza; (b) options to purchase 19,800 shares of Common Stock; and (c) 114 shares held directly by Ms. Lamenza in the Ethan Allen Retirement Savings Plan. Ms. Lamenza's address is Ethan Allen Drive, Danbury, Connecticut 06811.

(10) Includes options to purchase 16,500 shares of Common Stock. Mr. Clark's address is Ethan Allen Drive, Danbury, Connecticut 06811.

(11) Includes options to purchase 7,000 shares of Common Stock. Mr. Teplitz's address is Ethan Allen Drive, Danbury, Connecticut 06811

(12) Includes options to purchase 2,000 shares of Common Stock. Mr. Wisner's address is Ethan Allen Drive, Danbury, Connecticut 06811.

(13) As of February 14, 2002, Ruane, Cunniff & Co., Inc. ("RCC"), a broker/dealer registered under the Exchange Act and an investment advisor registered under the Investment Advisors Act of 1940 (the "1940 Act"), beneficially owned 5,852,654 shares of Common Stock. RCC has (i) sole voting power with respect to 3,713,495 shares of Common Stock, (ii) sole dispositive power with respect to 5,852,654 shares of Common Stock and
    (iii) shared dispositive power with respect to none of the shares of Common Stock. The address of RCC is 767 Fifth Avenue, New York, New York 10153.

(14) As of February 8, 2002, Baron Capital Group, Inc. ("BCG") and Ronald Baron ("RB"), each a parent holding company, in accordance with
    Section 13d-1(b)(ii)(G) of the Exchange Act, beneficially owned 3,424,100 shares of Common Stock. Such shares are held by their controlled entities or the investment advisory clients thereof. BCG and RB have (i) sole voting power with respect to 280,000 shares of Common Stock, (ii) shared voting power with respect to 3,144,100 shares of Common Stock, (iii) sole dispositive power with respect to 280,000 shares of Common Stock and
    (iv) shared dispositive power with respect to 3,144,100 shares of Common Stock. The address of BCG and RB is 767 Fifth Avenue, New York, New York 10153.

                                   PROPOSAL 2
                  RATIFICATION OF THE APPOINTMENT OF AUDITORS

    Subject to shareholder ratification, the Board of Directors has appointed KPMG LLP as the independent auditors of the Company for the fiscal year ending June 30, 2003. KPMG LLP were the independent auditors for the Company for the fiscal year ended June 30, 2002. Representatives of KPMG LLP will be present at the Annual Meeting and will be given the opportunity to make a statement if they so desire. They will also be available to respond to appropriate questions.

    For fiscal year 2002, the Company incurred and/or paid approximately $428,650 in fees and expenses to its independent auditors. Of that amount, $379,250 related to the audit of the year end financial statements and quarterly reviews. The remaining $49,400 related to the performance of tax and other services, including the audit of the Ethan Allen Retirement Savings Plan. There were no fees incurred related to financial information design and implementation.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITORS FOR THE COMPANY FOR THE FISCAL YEAR ENDING JUNE 30, 2003, WHICH IS DESIGNATED AS PROPOSAL NO. 2 ON THE ENCLOSED PROXY CARD.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table sets forth, as to the Chief Executive Officer and the four most highly compensated officers other than the Chief Executive Officer, information concerning all cash compensation paid or accrued for services rendered in all capacities to the Company during the fiscal years ended
June 30, 2002, 2001 and 2000. For a description of the terms of employment agreements, option and restricted stock grants for the listed officers, see pages 8 through 14.

                                                                                  LONG TERM
                                                                             COMPENSATION AWARDS
                                                                        -----------------------------
                                                                                        SECURITIES
                                           ANNUAL COMPENSATION          RESTRICTED      UNDERLYING
                                     --------------------------------     STOCK      OPTIONS/WARRANTS      ALL OTHER
NAME AND PRINCIPAL POSITION            YEAR      SALARY      BONUS        AWARDS         GRANTED        COMPENSATION(1)
---------------------------          --------   --------   ----------   ----------   ----------------   ---------------
M. Farooq Kathwari.................    2002     $770,559   $1,575,000         --              --           $  19,900
  Chairman of the Board of             2001      747,780    1,642,000     12,000              --             404,440
  Directors, President and             2000      726,823    2,027,000      2,000              --              59,080
  Chief Executive Officer

Sandra Lamenza.....................    2002      190,769      105,000         --           3,000               1,000
  Vice President and General           2001      180,673       70,000         --              --               1,000
  Manager, Retail Division             2000      154,346       70,000         --           2,500               1,000

Craig W. Stout.....................    2002      185,000       85,000         --           1,500               1,000
  Vice President, Design and           2001      180,673       70,000         --              --               1,000
  Product Development                  2000      156,769       70,000         --           2,000               1,000

Edward Teplitz (2).................    2002      144,711      100,000         --           7,000                  --
  Chief Financial Officer and          2001           --           --         --              --                  --
  Vice President, Finance              2000           --           --         --              --                  --

Lenora W. Kirkley..................    2002      185,000       55,000         --           1,500               1,000
  Vice President, Advertising          2001      182,404       70,000         --              --               1,000
  and Corporate                        2000      168,385       70,000         --           2,000               1,000

--------------------------

(1) Includes contributions by the Company of $1,000 each pursuant to the Ethan Allen Retirement Savings Plan for fiscal years 2002, 2001, and 2000. In addition, Mr. Kathwari's compensation for fiscal year 2002 includes $18,900 from dividends on Stock Units.

(2) Mr. Teplitz joined the Company during fiscal year 2002 and thus no information is available for fiscal years 2001 and 2000.

INCENTIVE STOCK OPTION GRANTS DURING FISCAL YEAR 2002

    The following table sets forth information concerning grants of incentive options to the named executive officers during the fiscal year ended June 30, 2002.

                                                   INDIVIDUALS GRANTS (1)                POTENTIAL REALIZABLE
                                      ------------------------------------------------     VALUE AT ASSUMED
                                                   % OF TOTAL                                   ANNUAL
                                        NUMBER      OPTIONS                              RATES OF STOCK PRICE
                                      OF SHARES    AWARDED TO   EXERCISE                   APPRECIATION FOR
                                      UNDERLYING   EMPLOYEES     OR BASE                      OPTION TERM
                                       OPTIONS     IN FISCAL    PRICE PER   EXPIRATION   ---------------------
SECURITIES AWARDED TO                  AWARDED        YEAR        SHARE      DATE(2)        5%          10%
---------------------                 ----------   ----------   ---------   ----------   ---------   ---------
M. Farooq Kathwari..................        0             0%         N/A          N/A     $     0     $     0
Sandra Lamenza......................    3,000         3.170%       38.79      4/18/12      64,158     158,024
Craig W. Stout......................    1,500         1.585%       38.79      4/18/12      32,079      79,012
Edward Teplitz......................    7,000         7.398%       29.23      9/17/11     112,807     277,853
Lenora W. Kirkley...................    1,500         1.585%       38.79      4/18/12      32,079      79,012

------------------------

(1) All Stock options reported in this table were granted pursuant to the 1992 Stock Option Plan--see "Employee Stock Plans".

(2) Expires the earlier of the date indicated or 90 days after the participant's employment with the Company is terminated for any reason.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END
  OPTIONS/WARRANTS VALUES

    The following table sets forth information concerning the number of unexpired Incentive Options and 1992 Stock Options outstanding as of the end of fiscal year 2002, and the value of any unexercised in-the-money Incentive Options and 1992 Stock Options outstanding at such time (assuming a stock price of $34.85 per share at June 28, 2002), held by the named executive officers.

                                                                                                VALUE OF
                                                                  NUMBER OF                 UNEXERCISED IN-
                                                            SECURITIES UNDERLYING         THE-MONEY INCENTIVE
                                                        UNEXERCISED INCENTIVE OPTIONS    OPTIONS AND 1992 STOCK
                                                           AND 1992 STOCK OPTIONS       OPTIONS AT JUNE 30, 2002
                           SHARES ACQUIRED    VALUE           AT JUNE 30, 2002                EXERCISABLE/
                             ON EXERCISE     REALIZED     EXERCISABLE/UNEXERCISABLE          UNEXERCISABLE
                           ---------------   --------   -----------------------------   ------------------------
M. Farooq Kathwari
  Exercisable............          --             --              2,475,025                    $43,535,721
  Unexercisable..........          --             --                     25                            246

Sandra Lamenza
  Exercisable............          --             --                 14,962                        287,142
  Unexercisable..........          --             --                  4,838                         17,400

Craig W. Stout
  Exercisable............       4,000        155,040                 19,587                        682,607
  Unexercisable..........          --             --                  3,463                         18,163

Edward Teplitz
  Exercisable............          --             --                      0                              0
  Unexercisable..........          --             --                  7,000                         39,340

Lenora W. Kirkley
  Exercisable............          --             --                 20,150                        496,521
  Unexercisable..........          --             --                  3,650                         19,771

EMPLOYEE STOCK PLANS

    The Company has issued options to purchase shares of Common Stock pursuant to the 1992 Stock Option Plan and an Incentive Stock Option Plan. See Note 10 to "Notes to Consolidated Financial Statements" in the Company's Annual Report as of June 30, 2002 filed on Form 10-K. The Company has registered shares of Common Stock issuable upon exercise of such options in the near future.

THE ETHAN ALLEN RETIREMENT SAVINGS PLAN

    Ethan Allen established the Ethan Allen Profit Sharing and 401(k) Retirement Plan (the "Plan"), now known as the Ethan Allen Retirement Savings Plan, effective July 1, 1994 as a result of the merger of the Profit Sharing and 401(k) Plans. The Plan covers all employees who have completed at least three months of service.

    The 401(k) aspect of the Plan allows participants to defer up to 100% of their compensation, subject to certain statutory limitations. The Company may, at its discretion, fully match the first $500 of a participant's before tax contribution and one-half of the next $1,000 of a participant's before tax contribution, up to a maximum of $1,000 each year. During each of the fiscal years 2002, 2001, and 2000, the Company made a contribution of $1,000 to the 401(k) aspect of the Plan for each of the above named executive officers, other than Mr. Teplitz. Participant contributions and employer 401(k) contributions are immediately and fully vested.

    The Profit Sharing portion of the Plan is a defined contribution plan. Contributions to the Plan can only be made by the Company and are at the discretion of the Company. Contributions are allocated among, all members in the same ratio as their covered remuneration bears to that of all members.

    The Plan is the primary vehicle for providing retirement income to the Company's employees.

    The Plan is administered by Ethan Allen Inc. with J.P. Morgan/American Century Services, Inc. as Investment Manager and Recordkeeper. Investments offered include a stable asset fund, six mutual funds, three strategic allocation funds, employer common stock and a personal choice option. The investments are employee directed and qualify under Section 404c of the Internal Revenue Code.

    As of June 30, 2002, the estimated net present aggregate value of contributions to the retirement programs for the above named executive officers were: M. Farooq Kathwari $346,823.03, Sandra Lamenza $9,786.23, Craig W. Stout $41,607.16, Edward Teplitz $0.00, and Lenora W. Kirkley $19,381.83.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

    The Compensation Committee of the Board of Directors is responsible for
(i) reviewing and making determinations with regard to the employment arrangements, and compensation for the Chief Executive Officer, President and Chief Financial Officer or Treasurer and (ii) considering and accepting, modifying or rejecting the Chief Executive Officer's recommendations as to incentive compensation for executives and employees. The Compensation Committee held twelve meetings, ten of which were telephonic, in fiscal year 2002. The Compensation Committee reviews and approves the remuneration arrangements for the officers and directors of the Company, and reviews and recommends new executive compensation or stock plans in which the officers and/or directors are eligible to participate, including the granting of stock options and restricted stock awards. The members of the Compensation Committee for the fiscal year ending June 30, 2002 were Mr. Edward H. Meyer and Ms. Kristin Gamble.

GENERAL POLICIES REGARDING COMPENSATION OF EXECUTIVE OFFICERS

    The Compensation Committee's goals in establishing compensation levels and administering executive compensation plans are (1) to attract and retain high quality managerial and executive talent, (2) to reward executives for superior performance and (3) to structure appropriate incentives for executives to produce sustained superior performance in the future. The Company's compensation structure consists of base salary, annual cash bonuses, stock options and restricted stock awards. Generally, in formulating the compensation arrangements for executives other than the Chief Executive Officer, the Compensation Committee solicits recommendations from its Chief Executive Officer, which it considers, modifies and/or approves.

    The Compensation Committee began negotiating with Mr. Kathwari on the terms of the New Employment Agreement in August 2001. The Compensation Committee retained an outside consultant to advise it on the appropriate compensation levels and terms and conditions of employment for chief executive officers of comparable, similarly situated companies. The consultant made a presentation to the entire Board of Directors, with the exception of Mr. Kathwari, who voted unanimously to approve the New Employment Agreement.

SALARY

    The Compensation Committee assesses base salaries of the Chief Executive Officer and Chief Financial Officer or Treasurer at levels that reflect the Compensation Committee's subjective assessment of prevailing salary levels among the companies with which it believes the Company competes for executive talent, as well as companies in the Company's industry generally.

BONUSES

    For fiscal year 2002, the Company's Compensation Committee maintained a cash bonus program (the "Bonus Program") for managerial employees of the Company. The Bonus Program had two components: (i) an aggregate of $2,539,500 in cash to be distributed to managerial employees other than Mr. Kathwari in amounts recommended by Mr. Kathwari, and (ii) as to Mr. Kathwari an amount determined in accordance with the Prior Employment Agreement (as defined below). In light of the Company's performance for fiscal year 2002 and in accordance with the bonus formula in the Prior Employment Agreement, the Compensation Committee approved a bonus of $1,575,000 for Mr. Kathwari.

STOCK OPTIONS AND RESTRICTED STOCK AWARDS

    Stock options granted at 100% of the stock's market value on the date of grant are currently the Company's primary long term compensation vehicle. The Compensation Committee believes that stock options align the interest of management with those of the Company's stockholders and provide appropriate incentives to motivate executives to provide increased returns for stockholders.

    In determining the size of individual option grants, and restricted stock awards, the Compensation Committee considers the aggregate number of shares available, which is in turn a function of the levels of stockholders' dilution, the number of shares previously authorized by stockholders remaining available for grants of options and awards and the number of individuals to whom it wishes to award stock options and restricted stock awards. The Compensation Committee also considers the range of potential compensation levels that may be yielded by the options. Furthermore, the Compensation Committee considers the size of option grants awarded by those companies with which it believes the Company competes for executives, especially within the home furnishings industry. The Compensation Committee reserves the discretion to consider any factors it considers relevant, and to give all factors considered the relative weight it considers appropriate under the circumstances then prevailing, in reaching its determination regarding the size and timing of option grants and restricted stock awards.

COMPENSATION FOR THE CHIEF EXECUTIVE OFFICER

    As of July 1, 2002, Mr. Kathwari and the Company entered into a new employment agreement (the "New Employment Agreement"), which replaces the employment agreement, dated as of July 1, 1997, between Mr. Kathwari and the Company (the "Prior Employment Agreement"). Pursuant to the New

Employment Agreement, the Company has agreed to continue to employ Mr. Kathwari as Chairman, Chief Executive Officer and President of the Company and Ethan Allen Inc. for a period of five years commencing July 1, 2002, with two automatic one-year extensions commencing on each of July 1, 2007, and July 1, 2008 (each, an "Anniversary Date"), unless notice is given by either
Mr. Kathwari or the Company not later than 12 months prior to an Anniversary Date. Pursuant to the terms of the New Employment Agreement, Mr. Kathwari will receive a base salary of $850,000 per year, subject to increase annually upon the review and recommendation of the Compensation Committee, with automatic annual cost-of-living increases.

    Pursuant to the terms of the New Employment Agreement, Mr. Kathwari is entitled to an annual incentive bonus based upon the Company's Operating Income (as described in the New Employment Agreement). If the Company's Operating Income for the fiscal year ending June 30, 2003, is $80 million (the "Threshold") or less, he will receive no incentive bonus. If the Company's Operating Income for the fiscal year ending June 30, 2003, exceeds the Threshold, his incentive bonus will be equal to 2% of the amount by which Operating Income exceeds the Threshold. The Threshold will be increased by 10% each year. In addition, in the event the Company consummates a major acquisition, the Company and Mr. Kathwari have agreed that they will negotiate in good faith for an appropriate revision to the Threshold in order to properly implement its purposes.

    Pursuant to the New Employment Agreement, Mr. Kathwari was granted (i) as of August 1, 2002, ten-year stock options to purchase 600,000 shares of Common Stock, at an exercise price of $31.02 per share (the price of a share of Common Stock on the New York Stock Exchange as of such date), which vest at a rate of 200,000 each year following the date of grant, up to and including August 1, 2005, (ii) as of August 1, 2003, ten-year stock options to purchase 400,000 shares of Common Stock, at an exercise price per share equal to the price of a share of Common Stock on the New York Stock Exchange as of such date, which vest at a rate of 200,000 each year following the date of grant, up to and including August 1, 2005, and (iii) as of August 1, 2004, ten-year stock options to purchase 200,000 shares of Common Stock, at an exercise price per share equal to the price of a share of Common Stock on the New York Stock Exchange as of such date, which vest on August 1, 2005. Under the Prior Employment Agreement,
Mr. Kathwari received ten-year stock options to purchase 900,000 shares of Common Stock, which have all vested. All options were granted pursuant to the 1992 Stock Option Plan. All options will become fully vested upon the occurrence of a Change in Control of the Company (as defined in the New Employment Agreement) or in the event that Mr. Kathwari's employment is terminated by the Company without "cause" or by Mr. Kathwari "for good reason."

    Pursuant to the New Employment Agreement, Mr. Kathwari received on July 1, 2002, and will receive during the term thereof as of each successive July 1, up to and including July 1, 2006, 10,500 shares of restricted stock. The shares of restricted stock vest on the third anniversary of the grant date in accordance with a tiered vesting schedule tied to the Company's total return to its stockholders as compared to the total return to holders of common stock of the companies which comprise the Standard & Poor's 500. Any shares which do not vest will be forfeited. As of each dividend record date for the Common Stock occurring on or after the date of any grant of shares of restricted stock, but prior to the date such shares become vested or are forfeited, an account established by the Company for the benefit of Mr. Kathwari shall be credited with the amount of dividends which would otherwise have been paid with respect to such shares. Amounts credited to the account shall be credited with interest at the rate of 5% per year until distribution. Mr. Kathwari shall be fully vested in all amounts credited to the account, regardless of the subsequent vesting or forfeiture of the shares. The balance credited to Mr. Kathwari's account shall be distributed to him in cash as soon as practicable after the termination of his employment. Under the Prior Employment Agreement, Mr. Kathwari received 150,000 shares of restricted stock, of which 92,000 shares have vested and of which no additional shares are eligible for vesting. All shares of restricted stock will become fully vested upon the occurrence of a Change in Control of the Company or in the event that

Mr. Kathwari's employment is terminated by the Company without "cause" or by Mr. Kathwari "for good reason."

    Under the Prior Employment Agreement, the Company established a book account for Mr. Kathwari, which has been credited with 105,000 Stock Units (the "Stock Units"). Following the termination of Mr. Kathwari's employment, Mr. Kathwari will receive shares of Common Stock equal to the number of Stock Units credited to the account. During the period in which Stock Units were credited to the account, Mr. Kathwari received dividend equivalent payments in cash equal to the dividends payable on the shares of Common Stock represented by the Stock Units.

    In the event Mr. Kathwari's employment with the Company is terminated by reason of death or disability, he (or his estate) will receive his base salary plus his bonus through the end of the year, along with any deferred compensation, unreimbursed expenses, insurance proceeds and other payments in accordance with Company practices. If Mr. Kathwari's employment is terminated by the Company without "cause" or by Mr. Kathwari "for good reason", he will receive his base salary through the end of the term of the agreement, a payment equal to the lesser of $1 million or the bonus payments for two years calculated by reference to the highest bonus previously paid to him, and he will be entitled to settlement of the stock options, exercisable within three years after termination. If Mr. Kathwari's employment is terminated by the Company for "cause" or voluntarily by Mr. Kathwari, he will receive his base salary and bonus prorated through the date of termination, along with any deferred compensation, unreimbursed expenses or any other payment in accordance with Company practices. In connection with each of the foregoing termination payments, Mr. Kathwari will be reimbursed for certain excise and other taxes he is required to pay in respect of such payments.

    In fiscal year 2002, Mr. Kathwari received $770,559 in base salary, which represented a $22,779 increase from the prior fiscal year and was consistent with the terms of the Prior Employment Agreement. Mr. Kathwari also received an annual incentive bonus in fiscal year 2002 of $1,575,000 and dividend income of $18,900 from the Stock Units, each as granted pursuant to the terms of the Prior Employment Agreement. The payment of the incentive bonus and the dividend income were in accordance with the recommendation and action of the Compensation Committee and the terms of the Prior Employment Agreement. In fiscal year 2001, Mr. Kathwari received $747,780 in base salary, which represented a $20,957 increase from the prior fiscal year and was consistent with the terms of the Prior Employment Agreement. Mr. Kathwari also received an annual incentive bonus in fiscal year 2001 of $1,642,000, dividend income of $13,440 from the Stock Units and was deemed to have received $390,000 from the vesting of restricted stock, each as granted pursuant to the terms of the Prior Employment Agreement. The payment of the incentive bonus and the dividend income, and the deemed vesting of restricted stock, were in accordance with the recommendation and action of the Compensation Committee and the terms of the Prior Employment Agreement. In fiscal year 2000, Mr. Kathwari received $726,823 in base salary, which represented a $15,210 increase from the prior fiscal year and was consistent with the terms of the Prior Employment Agreement. Mr. Kathwari also received an annual incentive bonus in fiscal year 2000 of $2,027,000, dividend income of $10,080 from the Stock Units and was deemed to have received $48,000 from the vesting of restricted stock, each as granted pursuant to the terms of the Prior Employment Agreement. The payment of the incentive bonus and the dividend income, and the deemed vesting of restricted stock, were in accordance with the recommendation and action of the Compensation Committee and the terms of the Prior Employment Agreement.

    The New Employment Agreement is effective through June 30, 2007, although it may be extended for two automatic one-year extensions commencing on each Anniversary Date, unless notice is given by either Mr. Kathwari or the Company not later than 12 months prior to an Anniversary Date. To assist in developing the terms of the New Employment Agreement, the Compensation Committee retained an independent compensation consultant, and met with such consultant over a period of six months. In determining the level of compensation appropriate for Mr. Kathwari, the Compensation Committee reviewed employment contracts of chief executive officers in companies in the home furnishings industry of a size and complexity comparable to the Company. In addition, the Compensation Committee and Mr. Kathwari agreed to include a substantial incentive component in the New Employment Agreement. As a result, the large part of Mr. Kathwari's potential compensation is in the form of stock options, restricted stock awards, and a bonus based on the Company's performance.

TAX POLICY

    Section 162(m) of the Code limits deductibility of annual compensation in excess of $1 million paid to the Company's Chief Executive Officer and any of the four other highest paid officers. However, compensation is exempt from this limit if it qualifies as "performance based compensation." In 2001, the Company submitted an amendment of the Company's 1992 Stock Option Plan to stockholders, to allow awards thereunder to qualify under the "performance-based compensation" requirements. The Company has also submitted the incentive performance bonus provisions of the New Employment Agreement to its stockholders to allow the bonus to comply with the "performance-based compensation" requirements.

    Although the Compensation Committee will continue to consider deductibility under Section 162(m) with respect to future compensation arrangements with executive officers, deductibility will not be the sole factor used in determining appropriate levels or methods of compensation. Since Company objectives may not always be consistent with the requirements for full deductibility, the Company may enter into compensation arrangements under which payments are not deductible under Section 162(m).

CONCLUSION

    The Compensation Committee believes that long-term stockholder value is enhanced by corporate and individual performance achievements. Through the plans described above, a significant portion of the Company's executive compensation is based on corporate and individual performance, as well as competitive pay practices. The Compensation Committee believes equity compensation, in the form of stock options, restricted stock, and stock units is vital to the long-term success of the Company. The Compensation Committee remains committed to this policy, recognizing that the competitive market for talented executives and the cyclical nature of the Company's business may result in highly variable compensation for a particular time period.

                                          EDWARD H. MEYER
                                          KRISTIN GAMBLE

                        COMPARATIVE COMPANY PERFORMANCE

    The following line graph compares cumulative total shareholder return for the Company with a performance indicator of the overall stock market, the Standard & Poor's 500 Index, and an industry index, the Peer Issuer Group Index, assuming $100 was invested on June 30, 1997.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
              AMONG ETHAN ALLEN INTERIORS, INC., THE S&P 500 INDEX
                                AND A PEER GROUP

                                   [GRAPHIC]

                                                6/30/1997   6/30/1998   6/30/1999   6/30/2000   6/30/2001   6/30/2002
                                                ---------   ---------   ---------   ---------   ---------   ---------
Ethan Allen Interiors Inc.....................     100         176         200         128         175         188
Peer Group....................................     100         128         132          84         115         143
Standard & Poor's 500 Index...................     100         130         160         171         146         120

*   $100 INVESTED ON 6/30/97 IN STOCK OR INDEX--INCLUDING REINVESTMENT OF
    DIVIDENDS.

------------------------

(1) Standard & Poor's 500 Index

(2) Peer Issuer Group which includes Bassett Furniture Industries, Inc., Bush Industries, Inc., Chromcraft Revington, Inc., DMI Furniture, Inc., Flexsteel Industries, Inc., Furniture Brands International, Inc., Haverty Furniture Companies, Inc., La-Z Boy Inc., Legett & Platt, Inc., and Pier 1
    Imports Inc.

    The returns of each company have been weighted according to each company's market capitalization.

                                   PROPOSAL 3
               APPROVAL OF INCENTIVE PERFORMANCE BONUS PROVISIONS
                        OF THE NEW EMPLOYMENT AGREEMENT

    The Company's stockholders are being asked to approve the Incentive Performance Bonus Provisions (the "Bonus Provisions") in the New Employment Agreement. The Board of Directors approved the New Employment Agreement unanimously, subject to stockholder approval of the Bonus Provisions.

    The Company has had a longstanding practice of linking key employees' compensation to corporate performance. This increases employee motivation to improve stockholder value as the employees' reward is directly related to the Company's success. A performance-based incentive arrangement rewards key employees for achieving objectives for the financial performance of the Company and its business units. The purposes of the Bonus Provisions in the New Employment Agreement are to motivate Mr. Kathwari to further improve stockholder value by linking a portion of his cash compensation to the Company's financial performance, reward Mr. Kathwari for greatly improving the Company's financial performance and help retain the services of Mr. Kathwari.

    Under the New Employment Agreement, commencing in fiscal year 2003, Mr. Kathwari will be entitled to an annual incentive bonus based upon the Company's Operating Income (as described in the New Employment Agreement).
Mr. Kathwari's incentive bonus will be equal to 2% of the amount by which the Company's Operating Income exceeds $80 million (the "Threshold"). The Threshold will be increased after fiscal year 2003 by 10% each year. In addition, in the event the Company consummates a major acquisition, the Company and Mr. Kathwari have agreed that they will negotiate in good faith for an appropriate revision to the Threshold in order to properly implement its purposes.

    Under Section 162(m) of the Code, the federal income tax deductibility of compensation paid to the Company's Chief Executive Officer and to each of its next four most highly compensated executive officers may be limited to the extent that it exceeds $1,000,000 in any one year. The Company can deduct compensation in excess of that amount if it qualifies as "performance-based compensation" under Section 162(m) of the Code. For bonus compensation paid under the New Employment Agreement to qualify as "performance-based compensation" the Bonus Provisions of the New Employment Agreement must be approved by stockholders. The New Employment Agreement is intended to permit the Company to pay incentive compensation which qualifies as "performance-based compensation", thereby permitting the Company to receive a federal income tax deduction for the payment of such incentive compensation.

    If approved by stockholders, the Bonus Provisions will be effective for the year ending June 30, 2003 and for the six following years, assuming the two one-year extensions are exercised, unless the New Employment Agreement is sooner terminated. If, however, the stockholders do not approve the Bonus Provisions, the Company is required to offer other additional compensation to Mr. Kathwari that provides an earnings opportunity that is comparable to that offered by the incentive bonus, and the Company and Mr. Kathwari shall negotiate in good faith regarding the structure of such additional compensation.

THIS SUMMARY OF THE BONUS PROVISIONS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE COMPENSATION COMMITTEE REPORT CONCERNING THE NEW EMPLOYMENT AGREEMENT.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE INCENTIVE PERFORMANCE BONUS PROVISIONS OF THE NEW EMPLOYMENT AGREEMENT, WHICH IS DESIGNATED AS PROPOSAL NO. 3 ON THE ENCLOSED PROXY CARD.

                                 OTHER MATTERS

PROXY SOLICITATION EXPENSE

    The expense of the proxy solicitation will be paid by the Company. In addition to the solicitation of proxies by use of the mails, solicitation also may be made by telephone, telegraph or personal interview by directors, officers and regular employees of the Company, none of whom will receive additional compensation for any such solicitation. The Company has engaged Morrow & Company, a professional proxy solicitation firm, to provide customary solicitation services for a fee $5,000 plus expenses. The Company does not anticipate that the costs and expenses incurred in connection with this proxy solicitation will exceed those normally expended for a proxy solicitation for those matters to be voted on in the Annual Meeting. The Company will, upon request, reimburse brokers, banks and similar organizations for out-of-pocket and reasonable clerical expenses incurred in forwarding proxy material to their principals.

STOCKHOLDER PROPOSALS

    Proposals of stockholders must be received in writing by the Secretary of the Company no later than 120 days in advance of the first anniversary of the date of the mailing of this proxy statement in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to the 2003 Annual Meeting of Stockholders.

    If a stockholder desires to submit a proposal for consideration at the 2003 Annual Meeting of Stockholders, written notice of such stockholder's intent to make such a proposal must be given and received by the Secretary of the Company at the principal executive offices of the Company either by personal delivery or by United States mail not later than June 1, 2003. Each notice must describe the proposal in sufficient detail for the proposal to be summarized on the agenda for the Annual Meeting of Stockholders and must set forth: (i) the name and address, as it appears on the books of the Company, of the stockholder who intends to make the proposal; (ii) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at such meeting to present such proposal; and (iii) the class and number of shares of the Company which are beneficially owned by the stockholder. In addition the notice must set forth the reasons for conducting such proposed business at the Annual Meeting of Stockholders and any material interest of the stockholder in such business. The presiding officer of the Annual Meeting of Stockholders will, if the facts warrant, refuse to acknowledge a proposal not made in compliance with the foregoing procedure, and any such proposal not properly brought before the Annual Meeting of Stockholders will not be considered.

OTHER BUSINESS

    The Board of Directors is not aware of any matters to be presented at the Annual Meeting other than those enumerated in the Company's Notice enclosed herewith. If any other matters do come before the meeting, it is intended that the holders of the proxies will vote thereon in their discretion. Any such other matters will require for its approval the affirmative vote of the majority in interest of the stockholders present in person or by proxy at the Annual Meeting where a quorum is present, or such greater vote as may be required by the Company's Amended and Restated Certificate of Incorporation, the Company's Amended and Restated By-laws or the General Corporation Law of the State of Delaware.

                                          By order of the Board of Directors,
                                          Pamela A. Banks-Neill
                                          Secretary

Ethan Allen Interiors Inc.
Ethan Allen Drive
Danbury, Connecticut 06811
October 7, 2002

    Each stockholder, whether or not he or she expects to be present in person at the Annual Meeting, is requested to MARK, SIGN, DATE and RETURN THE ENCLOSED PROXY CARD in the accompanying envelope as promptly as possible. A stockholder may revoke his or her proxy at any time prior to voting.


         [GRAPHIC APPEARS HERE] ETHAN ALLEN INTERIORS INC.
                                                                               000000 0000000000 0 0000

                                                                               000000000.000 ext
                                                                               000000000.000 ext
                                                                               000000000.000 ext
                                                                               000000000.000 ext
         MR A SAMPLE                                                           000000000.000 ext
         DESIGNATION (IF ANY)                                                  000000000.000 ext
         ADD 1                                                                 000000000.000 ext
         ADD 2
         ADD 3                                                                 Holder Account Number
         ADD 4
         ADD 5                                                                 C 1234567890 JNT
         ADD 6

         [GRAPHIC APPEARS HERE]
                                                                               [GRAPHIC APPEARS HERE]

 Use a black pen. Mark with                                                         Mark this box with an X if you have made
 an X inside the grey areas   |X|                                              | |  changes to your name or address details above.
 as shown in this example.


 ANNUAL MEETING PROXY CARD

 A  ELECTION OF DIRECTORS
 1. The Board of Directors recommends a vote FOR the listed nominees.

                                 FOR    WITHHOLD

 01 - M. Farooq Kathwari         | |      | |

 02 - Horace G. McDonell         | |      | |





 B  ISSUES
 The Board of Directors recommends a vote FOR proposals 2 and 3.

                                                        FOR    AGAINST   ABSTAIN

 2. Proposal for ratification of KPMG LLP as
    Independent Auditors for the 2003 fiscal year.      | |      | |       | |

 3. Proposal to approve the Incentive Performance
    Bonus Provision of the New Employment Agreement     | |      | |       | |




 C  AUTHORIZED SIGNATURES - SIGN HERE - THIS SECTION MUST BE COMPLETED FOR YOUR
    INSTRUCTIONS TO BE EXECUTED.

NOTE: Please sign your name exactly as your name appears on your share certificates. When shares are held by joint tenants, both should sign. When signing as Attorney, Executor, Administrator, Trustee or Guardian, please give your full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature 1 - Please keep signature within the box       Signature 2 - Please keep signature within the box     Date (mm/dd/yyyy)

---------------------------------------------------      --------------------------------------------------     --------------------
                                                                                                                     /    /
                                                                                                                    /    /
---------------------------------------------------      --------------------------------------------------     --------------------

--------------------------------------------------------------------------------
PROXY - ETHAN ALLEN INTERIORS INC.
--------------------------------------------------------------------------------

MEETING DETAILS

ETHAN ALLEN INTERIORS INC., ETHAN ALLEN DRIVE, DANBURY, CT., 06811
PROXY SOLICITED BY BOARD OF DIRECTORS FOR ANNUAL MEETING - NOVEMBER 21, 2002

M. Farooq Kathwari, Horace G. McDonell and Edward H. Meyer, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Ethan Allen Interiors Inc. to be held on November 21, 2002 or at any postponement or adjournment thereof.


SHARES REPRESENTED BY THIS PROXY WILL BE VOTED BY THE STOCKHOLDER. IF NO SUCH DIRECTIONS ARE INDICATED, THE PROXIES WILL HAVE AUTHORITY TO VOTE FOR M. FAROOQ KATHWARI AND HORACE G. MCDONELL AS DIRECTORS, FOR ITEM 2 RATIFICATION OF KPMG LLP AS INDEPENDENT AUDITORS FOR THE 2003 FISCAL YEAR, FOR ITEM 3 APPROVAL OF THE INCENTIVE PERFORMANCE BONUS PROVISION OF THE NEW EMPLOYMENT AGREEMENT.



IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

(Continued and to be voted on reverse side.)